As filed with thet Securities Exchange Commission on February 9, 2001.
Registration No. 333-______________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVANEX CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	94-3285348
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

40919 Encyclopedia Circle
Fremont, California    94538
(Address of Principal Executive Offices including Zip Code)

1998 Stock Plan, as amended
1999 Employee Stock Purchase Plan
Holographix Inc. 2000 Stock Option Plan, as amended

(Full title of the plans)

Walter Alessandrini
Chairman and Chief Executive Officer
Avanex Corporation
40919 Encyclopedia Circle
Fremont, California 94538
(510) 897 - 4188
(Name, address, and telephone number, including area code, of agent for service)

                                                                Calculation of Registration Fee
===========================================================================================================================================
                                                                    Proposed Maximum      Proposed Maximum
   Title of Each Class of Securities              Amount to be       Offering Price      Aggregate Offering         Amount of
            to be Registered                       Registered           Per Share              Price            Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.001 par value
per share, to be issued under the
Avanex Corporation 1998 Stock Plan, as amended        3,148,817               $49.750 (1)   $156,653,645.75 (1)        $39,163.41

Common Stock, $0.001 par value
per share, to be issued under the
Avanex Corporation 1999 Employee Stock
Purchase Plan                                           642,615               $49.750 (1)    $31,970,096.25 (1)         $7,992.52

Common Stock, $0.001 par value
per share, to be issued under the
Holographix Inc. 2000 Stock Option
Plan, as amended                                          1,000                $6.460 (2)         $6,460.00 (2)             $1.62

===========================================================================================================================================

  Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on February 8, 2001.

  The registration fee for the shares of Common Stock to be issued pursuant to outstanding options under the Holographix Inc. 2000 Stock Option Plan, as amended, an employee stock option plan, was calculated in accordance with Rule 457(h) of the Securities Act based upon the basis of the weighted average price per share at which the options may be exercised.

AVANEX CORPORATION REGISTRATION STATEMENT ON FORM S-8

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which were filed with the Securities and Exchange Commission, are incorporated herein by reference:

  Our Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000.

  Our Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.

  The description of our Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated January 26, 2000, filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and any further amendment or report filed hereafter for the purpose of updating such description.

  All other reports filed by our Company pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 2000.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

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ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of Common Stock offered hereby has been passed upon for Avanex Corporation by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this registration statement, certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, own or beneficially own shares of the Registrant's common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

The Eighth Article of the Company's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Article VI of the Company's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Company if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

The Company has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act. We pay the entire premium of this policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

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ITEM 8. EXHIBITS.

Exhibit Number	Description
5.1	Opinion of counsel as to legality of securities being registered
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (see page II-4)
99.1*	1998 Stock Plan, as amended
99.2**	1999 Employee Stock Purchase Plan
99.3***	Holographix Inc. 2000 Stock Option Plan, as amended

* Incorporated by reference to Exhibit 10.2 of the Registration Statement on Form S-8 dated April 6, 2000, Commission File Number 333-34202.

** Incorporated by reference to Exhibit 10.3 of the Registration Statement on Form S-8 dated April 6, 2000, Commission File Number 333-34202.

*** Incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-8 dated August 3, 2000, Commission File Number 333-42952.

ITEM 9. UNDERTAKINGS.

A. The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Fremont, State of California, on February 9, 2001.

AVANEX CORPORATION

By: /s/ Walter Alessandrini

Walter Alessandrini
Chairman and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter Alessandrini and Brian Kinard, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 8, 2001 by the following persons in the capacities indicated.

 SIGNATURE

 TITLE

/s/ Walter Alessandrini
    Walter Alessandrini

Chairman of the Board and Chief Executive
Officer (Principal Executive Officer)

/s/ Jessy Chao
    Jessy Chao

Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Paul Engle
    Paul Engle

President, Chief Operating Officer and Director

/s/ Xiaofan Cao
    Xiaofan Cao

Chief Technology Officer and Director

/s/ Todd Brooks
    Todd Brooks

Director

/s/ Michael Goguen
    Michael Goguen

Director

/s/ Seth Neiman
    Seth Neiman

Director

/s/ Vint Cerf
    Vint Cerf

Director

/s/ Joel Smith
    Joel Smith

Director

/s/ Frederico Faggin
    Federico Faggin

Director

 II - 4

                                INDEX TO EXHIBITS

Exhibit Number

Description

5.1

Opinion of counsel as to legality of securities being registered

23.1

Consent of Ernst & Young LLP, Independent Auditors

23.2

 Consent of counsel (contained in Exhibit 5.1)

24.1

Power of Attorney (see page II-4)

99.1*

 1998 Stock Plan, as amended

99.2**

1999 Employee Stock Purchase Plan

99.3***

Holographix Inc. 2000 Stock Option Plan, as amended

* Incorporated by reference to Exhibit 10.2 of the Registration Statement on Form S-8
dated April 6, 2000, Commission File Number 333-34202.

** Incorporated by reference to Exhibit 10.3 of the Registration Statement on Form S-8
dated April 6, 2000, Commission File Number 333-34202.

*** Incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-8
dated August 3, 2000, Commission File Number 333-42952.